UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023
CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

DE	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside,	Suite 1100	99201
Spokane,	WA
(Address of principal executive offices)		(Zip Code)
(509) 344-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Clearwater Paper Corporation (the “Company”) elected Sherri J. Baker as the Company’s Senior Vice President, Chief Financial Officer and designated her as the Company’s principal financial officer, effective August 14, 2023. Ms. Baker replaces Rebecca Barckley in that capacity. Ms. Barckley will remain as Vice President, Corporate Controller and principal accounting officer for the Company.
The Company and Ms. Baker entered into an employment offer letter providing for, among other things, an annual base salary of $520,000 per year. Ms. Baker will receive a competitive inducement award of restricted stock units (“RSUs”) with an approximate value of $600,000, which will fully vest on August 15, 2026 subject to her continued employment with the Company (with pro rata vesting upon disability or death and full vesting upon an involuntary termination of employment without cause or a voluntary termination for “good reason” within two years after a change of control). Her 2023 target cash bonus under the Company’s annual incentive award plan will be 65% of her base salary, prorated for 2023.
Ms. Baker will participate in the Company’s existing Executive Severance Plan and Change of Control Plan for executive employees (as described in the Company’s most recent proxy statement).
Ms. Baker, age 51, has 28 years of experience in accounting, tax and finance along with executive experience. From February 2021 to September 2022 Ms. Baker was Chief Financial Officer of Hyliion Holdings (NYSE:HYLN), a leader in electrified powertrains for Class 8 semi-trucks and from April 2019 to February 2021 she was Senior Vice President and Chief Financial Officer of PGT Innovations (NYSE:PGTI), a national leader in premium windows and doors. From 2010 to 2019 Ms. Baker was employed by Dean Foods, including from October 2018 to March 2019 as Vice President of Commercial Finance and from January 2016 to September 2018 as Vice President Investor Relations, Strategy and Corporate Finance. From 1997 to 2010 Ms. Baker was employed by Frio-Lay where she held several finance leadership roles. Ms. Baker received both a Bachelor of Science and a Master of Science in Accounting from the University of North Texas.
There are no arrangements or understandings between Ms. Baker and any person other than the Company pursuant to which she was appointed as Senior Vice President, Chief Financial Officer. There is no family relationship between Ms. Baker and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Ms. Baker has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Ms. Baker is furnished with the report as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibit Index

Exhibit	Description
99.1	Press release issued by Clearwater Paper Corporation, dated August 8, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date : August 8, 2023
CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary